Exhibit 5.1

50 West Liberty Street, Suite 1000, Reno NV 89501 Phone: 775.323.1980 3960 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169 Phone: 702.387.6073 ShermanHoward.com

June 5, 2023

Smart for Life, Inc.

990 South Rogers Circle

Suite 3

Boca Raton, Florida 33487

Re:	Smart for Life, Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Smart for Life, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 7,940,835 shares (the “Shares”) of common stock, $0.0001 par value per share, to be sold by certain stockholders (the “Selling Stockholders”) of the Company under a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”).

Of the 7,940,835 Shares, 7,027,500 (the “Exchange Warrant Shares”) are issuable upon exercise of certain Common Stock Purchase Warrants, issued May 31, 2023 (the “Exchange Warrants”); 328,443 (the “Placement Agent Warrant Shares”) are issuable upon exercise of certain Placement Agent Common Stock Purchase Warrants, issued from time-to-time (the “Placement Agent Warrants”); and 584,892 (the “Other Warrant Shares”) are issuable upon exercise of a Common Stock Purchase Warrant issued May 19, 2023 (the “Other Warrant”). The Exchange Warrants, the Placement Agent Warrants, and the Other Warrant, are referred to herein collectively as the “Warrants.”

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) the Plan of Conversion of the Company as adopted on January 12, 2023;

(c) the Articles of Conversion of the Company as filed with the Secretary of State of Nevada on April 10, 2023;

June 5, 2023 Page 2

(d) the Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on April 10, 2023;

(e) the Certificate of Amendment to Articles of Incorporation of Company as filed with the Secretary of State of Nevada on April 19, 2023;

(f) the Bylaws of the Company as adopted on April 10, 2023;

(g) Forms of the Warrants;

(h) resolutions of the Board of Directors related to issuance of the Warrants, registration of the Shares under the Securities Act, and authorization of the Company to execute and deliver agreements and perform its obligations under the agreements related to the issuance of Shares; and

(i) such other corporate records of the Company, certificates, and forms of agreements and instruments as relevant related to the issuance and the registration of the Shares under the Securities Act as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed:

(a) the legal capacity of all natural persons executing the documents;

(b)  the genuineness of all signatures on the documents;

(c) the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d) that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e) other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the parties to such documents; and

(f) the execution and delivery by all parties of the documents and that all such documents are valid, binding, and enforceable against the parties thereto.

June 5, 2023 Page 3

Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

(a) the Exchange Warrant Shares have been duly authorized, and upon issuance upon exercise of the Exchange Warrants in accordance with the terms thereof, will be validly issued, fully paid, and non-assessable;

(b) the Placement Agent Warrant Shares have been duly authorized, and upon issuance upon exercise of the Placement Agent Warrants in accordance with the terms thereof, will be validly issued, fully paid, and non-assessable; and

(c) the Other Warrant Shares have been duly authorized, and upon issuance upon exercise of the Other Warrant in accordance with the terms thereof, will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (other than the securities laws and regulations of the State of Nevada, as to which we express no opinion). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.
SHERMAN & HOWARD L.L.C.